EXHIBIT 31.3

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Ralph H. Schmitt certify that:

1.	I have reviewed this annual report on Form 10-K/A of PLX Technology, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Ralph H. Schmitt
Dated: April 27, 2012
Ralph H. Schmitt
Chief Executive Officer
(Principal Executive Officer)